Exhibit 99.1

                3750 Torrey View Ct

                San Diego, CA 92130

                www.CareFusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com	Investors:	Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com

CAREFUSION PROVIDES UPDATE ON FORM 10-K FILING

SAN DIEGO, Sept. 14, 2012 – CareFusion Corp. (NYSE: CFN) today announced it has delayed filing its Annual Report on Form 10-K for the fiscal year ended June 30 beyond the Sept. 13 extended filing due date. As CareFusion indicated on Aug. 29, the company is consulting with the Securities and Exchange Commission (SEC) about its accounting policy for sales-type leases in its Pyxis® medication and supply dispensing product lines.

As a result of the filing delay, the company received a notice from the New York Stock Exchange (NYSE) indicating CareFusion is not currently in compliance with continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE-Listed Company Manual. The issuing of such notices is considered routine practice in situations when there are late filings with the SEC.

Under NYSE rules, CareFusion has six months from Sept. 13 to file its Form 10-K. Until CareFusion files its Form 10-K, CareFusion’s common stock will remain listed on the NYSE under the symbol “CFN,” but will be assigned a “LF” indicator to signify late filing status. The company can regain compliance with the NYSE listing standards at any time during this six-month period once it files its Form 10-K with the SEC.

CareFusion previously disclosed that it was consulting with the SEC about the company’s accounting policy for its Pyxis sales-type leases. The consultation process with the SEC is ongoing. Once this process is complete, the company will assess any impact on its financial statements and file its Form 10-K as soon as practicable.

The matter does not affect CareFusion customers or the underlying fundamentals and cash flows of the company or its Pyxis business.

About CareFusion Corporation

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve the safety and quality of care. The company develops market-leading technologies including Alaris® infusion pumps, Pyxis® automated dispensing and patient identification systems, AVEA®, AirLife™ and LTV® series ventilation and respiratory products, ChloraPrep® products, MedMined® services for data mining surveillance, V. Mueller® surgical instruments, and an extensive line of products that support interventional medicine. CareFusion employs more than 15,000 people across its global operations. More information may be found at www.carefusion.com.

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Cautions Concerning Forward-looking Statements

The CareFusion news release and the information contained herein presents “forward-looking statements,” including the company’s statements regarding its accounting policies, the impact of potential changes in the company’s accounting policies, the impact of potential adjustments to the company’s prior financial reports, and the company’s timing for filing its Form 10-K. The company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that additional information may arise during the course of the company’s lease accounting review that may require the company to make additional adjustments, the time and effort required to complete the company’s discussions with the SEC, and the time and effort required to make any adjustments to the company’s financial reports, if required, as well as other risks described more fully in Item 1A in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, which are expressly incorporated herein by reference, and other factors as may periodically be described in the company’s filings with the SEC. The CareFusion news release and the information contained herein reflect management’s views as of Sept. 14, 2012. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.